Exhibit 10.10

Factory Lease Agreement

Contract No: LW-20210803A

Lessor (Party A)： Zhongshan Langhua Electronic Plastic Co., Ltd.

Lessee (Party B)： Zhongshan Harden Environmental Technology Co., Ltd.

In accordance with relevant laws, decrees and pertinent rules and regulation, Party A and Party B have reached an agreement through consultation to conclude the following agreement.

Article 1 Location, Area and Purpose of Leased Property

1.1 Party A leases the factory building (hereinafter referred to as the leased property) located at No. 6 Jingye Road, Torch Development Zone, Zhongshan City for use by Party B, with a total construction area of 1941.57 square meters

1.2 Real estate title certificates as below:

Guangdong Property Ownership Certificate No. 0213035019, Construction area of 1941.57 square meters

1.3 The function of the leased property is industrial plant and dormitory. Party B shall use the leased property for office, warehouse, industrial production, and staff accommodation. Party A will deliver the leased property to Party B as its current status.

Article 2 Lease Term

2.1 The lease term is 3 years and 7 months, which is, from September 1, 2021 to March 31, 2025.

2.2 If Party B proposes to renew the lease three months before the expiration of the lease term, both parties can renegotiate and sign a new lease agreement. Under the same lease conditions, Party B has priority.

Article 3 Lease Payment

3.1 Based on the construction area of the leased property of 1941.57 square meters, the unit rent of the unit is 8.35 yuan per square meter per month (tax included) and the property management fee is 2.15 yuan per square meter per month (tax included). The payment shall be paid to Party A.

3.2 Party A shall bear the real estate use tax, land use tax, and building insurance premiums of this leased property.

3.3 Party A shall issue a corresponding invoice to Party B when rental payment is received.

Article 4 Maintenance of Leased Property

4.1 Party B is responsible for the proper use and maintenance of the leased property and shall promptly eliminate all possible malfunctions and dangers to avoid all possible hidden dangers.

4.2 Party B shall take good care of the leased property within the lease term, in the case if the leased property is damaged due to improper use by Party B, Party B shall be responsible for the repair and the cost shall be borne by Party B.

4.3 If the leased property needs to be repaired due to aging within the lease term, the repair plan must be submitted to Party A in advance, and the repair cost shall be borne by Party A with the consent of Party A.

4.4 If Party B needs to reconstruct or add to the leased property within the lease term, Party B must communicate with Party A in advance, and the cost will be negotiated by both parties separately.

Article 5 Fire Safety

5.1 Party B shall strictly abide by “The Fire Protection Regulation of the People’s Republic of China” and relevant rules and regulations within the lease term. Party B shall actively cooperate with the competent authorities to implement good fire protection work, otherwise, all responsibilities and losses arising therefrom shall be borne by Party B.

5.2 Party B shall configure fire extinguishers in the leased property in accordance with relevant regulations, and it is strictly forbidden to use fire-fighting facilities for other purposes.

5.3 Party B shall be fully responsible for the fire safety of the leased property in accordance with the relevant regulations of the fire department. Party A has the right to inspect the fire safety of the leased property within a reasonable time agreed by both parties.

Article 6 Insurance Liability

During the lease term, Party A is responsible for purchasing insurance for the leased property, and Party B is responsible for purchasing insurance for Party B’s properties in the leased property and other necessary insurance (including liability insurance). If Party A and Party B do not purchase the above-mentioned insurance, all compensation and liabilities arising therefrom shall be borne by Party A and Party B, respectively.

Article 7 Breach of Contract

7.1 During the lease term, if Party B owes rent for more than ten days, Party A has the right to stop Party B from using the relevant facilities in the leased property, and Party B shall bear all losses caused thereby. In the event that Party B owes rent for more than one month, Party A has the right to cancel this contract in advance and recover the rent owed from Party B. The lease deposit is confiscated and does not need to be refunded. If Party A unilaterally terminates this contract in advance, it must return the deposit twice to Party B. If Party B unilaterally terminates this contract in advance, the lease deposit shall belong to Party A free of charge.

7.2 Without the written consent of the other party, neither Party A nor Party B shall terminate this contract in advance. If it is really necessary to terminate the contract in advance, the other party must be notified in written form three months in advance, and the party who terminates the contract in advance must give the other party economic compensation if the party suffers losses as a result.

Article 8 Exemption Clause

8.1 If Party A is unable to continue to perform this contract due to changes in the government's laws and regulations on leasing activities or government actions, actions will be implemented in accordance with 8.2.

8.2 When any party cannot perform this contract due to natural disasters such as severe earthquakes, wars or other unforeseen force majeure whose occurrence and consequences cannot be prevented or avoided, the party that encounters the above force majeure shall immediately notify the other party by mail or fax , and within 30 days, provide the details of the force majeure and the supporting documents that the contract cannot be performed, or cannot be partially performed, or the reason for the delay in performance. The certification document should be issued by the notary office in the area where the force majeure occurred. If the certification document issued by the notarization cannot be obtained, other strong evidence shall be provided. The party subject to force majeure is therefore exempt from liability.

Article 9 Termination of Contract

If both parties A and B fail to reach a lease renewal agreement, Party B shall move out of the leased property on the day of advance termination or the date of expiry of the lease term, clean the leased property and return it to Party A. If Party B does not move out or return the leased property within the time limit, it shall pay Party A a double rental payment, but Party A has the right to notify Party B in written notice that it does not accept the double rental payment, and Party A has the right to take back the leased property and forcibly remove the items in the leased site and not responsible for custody.

Article 10 Relevant Taxes and Fees

According to relevant national regulations, the relevant taxes and fees to be paid on this contract shall be borne by Party A as the lessor and Party B as the undertaker according to the relevant regulations. The relevant registration procedures shall be handled by Party A.

Article 11 Notification

All notices required to be issued in accordance with this contract, document between Party A and Party B, and notices and requirements related to this contract shall be made in written form; once the telefax or fax given by Party A to Party B or Party B to Party A has been sent, are deemed to be delivered successfully.

Article 12 Applicable Laws

12.1 Disputes arising from the performance of this contract shall be resolved by both parties through negotiation. If the negotiation fails, it shall be resolved through arbitration procedures.

12.2 This contract is governed by the laws of the People's Republic of China and interpreted in accordance with the laws of the People's Republic of China.

Article 13 Other Provisions

13.1 For matters not covered in this contract, a supplementary agreement may be signed after the two parties have reached an agreement through consultation.

13.2 This contract is made in two copies, with each party holding one copy.

Article 14 Effect of Contract

This contract will be effective after being sealed by both parties.

Party A (Stamp): Zhongshan Langhua Electronic Plastic Co., Ltd.

Date: 28 August 2021

Party B (Stamp): Zhongshan Harden Environmental Technology Co., Ltd.

Date: 28 August 2021

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